Exhibit 99.4

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On July 1, 2013, Charter Communications, Inc. (“Charter”) and Charter Communications Operating, LLC (“Charter Operating”) acquired Bresnan Broadband Holdings, LLC and its subsidiaries (collectively, “Bresnan”) from a wholly owned subsidiary of Cablevision Systems Corporation (“Cablevision”), for $1.625 billion in cash, subject to a working capital adjustment, a reduction for certain funded indebtedness of Bresnan and payment of any post-closing refunds of certain Montana property taxes paid under protest by Bresnan prior to the closing. This transaction was funded with a $1.5 billion term loan E (the “Term Loan”) and borrowings under the Charter Operating credit facilities. Pricing on the Term Loan is LIBOR plus 2.25% with a LIBOR floor of .75%, and it was issued at a price of 99.5% of the aggregate principal amount.

The following unaudited pro forma financial information of Charter is based on the historical consolidated financial statements of Charter and the historical consolidated financial statements of Bresnan and is intended to provide information about how the acquisition of Bresnan and related financing may have affected Charter's historical consolidated financial statements if they had closed as of January 1, 2012, in the case of consolidated statement of operations information, and as of June 30, 2013, in the case of consolidated balance sheet information. The pro forma financial information below is based on available information and assumptions that we believe are reasonable. The pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what Charter's financial condition or results of operations would have been had the transactions described above occurred on the dates indicated. The pro forma financial information also should not be considered representative of Charter's future financial condition or results of operations.

We have applied acquisition accounting to Bresnan, and their results of operations are included in our consolidated results of operations following the acquisition date. Bresnan's assets and liabilities were recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information, and are subject to revision based on final determinations of fair value and the final allocation of purchase price to the assets and liabilities of the business acquired.

The consolidated statements of operations are adjusted on a pro forma basis to illustrate the estimated effects of the acquisition of Bresnan, the issuance of the Term Loan and the borrowing of approximately $221 million under the Charter Operating credit facilities to fund the acquisition, and the repayment of Bresnan debt assumed in the acquisition, as if they had occurred on January 1, 2012.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013
(IN MILLIONS)

	Charter	Bresnan	Pro Forma		Charter
	Historical	Acquisition	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44	$17	$—		$61
Accounts receivable, net	223	9	—		232
Prepaid expenses and other current assets	66	8	—		74
Total current assets	333	34	—		367

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	7,313	400	114	[b]	7,827
Franchises	5,287	508	215	[b]	6,010
Customer relationships, net	1,294	114	135	[b]	1,543
Goodwill	953	168	37	[b]	1,158
Total investment in cable properties, net	14,847	1,190	501		16,538

OTHER NONCURRENT ASSETS	409	23	(1)	[a,b]	431

Total assets	$15,589	$1,247	$500		$17,336

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$1,280	$50	$(1)	[a]	$1,329
Current portion of long-term debt	—	7	(7)	[a]	—
Total current liabilities	1,280	57	(8)		1,329

LONG-TERM DEBT	12,812	949	765	[a,b]	14,526
DEFERRED INCOME TAXES	1,374	71	(71)	[b]	1,374
OTHER LONG-TERM LIABILITIES	62	4	(4)	[b]	62

SHAREHOLDERS' EQUITY	61	166	(182)	[c]	45

Total liabilities and shareholders equity	$15,589	$1,247	$500		$17,336

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2013
(IN MILLIONS)

	Charter	Bresnan	Pro Forma		Charter
	Historical	Acquisition	Adjustments		Pro Forma
REVENUES:
Video	$1,940	$143	$(3)	[d]	$2,080
Internet	1,021	78	(12)	[d]	1,087
Telephone	329	31	(5)	[d]	355
Commercial	376	—	23	[d]	399
Advertising sales	133	6	—		139
Other	90	4	(1)	[d]	93
Total revenues	3,889	262	2		4,153

COSTS AND EXPENSES:
Operating costs and expenses
(excluding depreciation and amortization)	2,553	173	2	[d]	2,728
Depreciation and amortization	861	64	(9)	[e]	916
Other operating expenses, net	16	—	—		16
	3,430	237	(7)		3,660

Income from operations	459	25	9		493

OTHER EXPENSES:
Interest expense, net	(421)	(30)	3	[f]	(448)
Loss on extinguishment of debt	(123)	—	—		(123)
Gain on derivative instruments, net	17	—	—		17
Other expense, net	(3)	—	—		(3)
	(530)	(30)	3		(557)

Loss before taxes	(71)	(5)	12		(64)

Income tax benefit (expense)	(67)	5	(39)	[g]	(101)

Net loss before nonrecurring charges
directly attributable to the transaction(c)	$(138)	$—	$(27)		$(165)

LOSS PER COMMON SHARE, BASIC AND DILUTED	$(1.37)				$(1.64)

Weighted average common shares
outstanding, basic and diluted	100,464,808				100,464,808

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2012
(IN MILLIONS)

	Charter	Bresnan	Pro Forma		Charter
	Historical	Acquisition	Adjustments		Pro Forma
REVENUES:
Video	$3,639	$277	$3	[d]	$3,919
Internet	1,866	144	(17)	[d]	1,993
Telephone	828	65	(20)	[d]	873
Commercial	658	—	41	[d]	699
Advertising sales	334	15	—		349
Other	179	8	(3)	[d]	184
Total revenues	7,504	509	4		8,017

COSTS AND EXPENSES:
Operating costs and expenses
(excluding depreciation and amortization)	4,860	342	4	[d]	5,206
Depreciation and amortization	1,713	166	—	[e]	1,879
Other operating expenses, net	15	—	—		15
	6,588	508	4		7,100

Income from operations	916	1	—		917

OTHER EXPENSES:
Interest expense, net	(907)	(59)	6	[f]	(960)
Loss on extinguishment of debt	(55)	—	—		(55)
Other expense, net	(1)	—	—		(1)
	(963)	(59)	6		(1,016)

Loss before taxes	(47)	(58)	6		(99)

Income tax benefit (expense)	(257)	19	(60)	[g]	(298)

Net loss before nonrecurring charges
directly attributable to the transaction(c)	$(304)	$(39)	$(54)		$(397)

LOSS PER COMMON SHARE, BASIC AND DILUTED	$(3.05)				$(3.98)

Weighted average common shares
outstanding, basic and diluted	99,657,989				99,657,989

Description of Pro Forma Adjustments

a)	Sources and Uses

Represents the following sources and uses of funds as a result of the acquisition of Bresnan and the repayment of Bresnan debt assumed in the acquisition.
Sources and Uses (in millions):

Sources:
Term Loan		$1,493
Charter Operating revolving credit facility		221
		$1,714

Uses:
Enterprise value	$1,625
Bresnan debt assumed (including accrued interest)	(962)
Working Capital Adjustment	33
Purchase Price		$696
Repayment of Bresnan debt (including accrued interest)		985
Deferred financing fees on the Term Loan		17
Advisor and miscellaneous fees		16
		$1,714

The adjustment to long-term debt reflects the financing of the acquisition of Bresnan noted above and the repayment of $711 million principal amount ($706 million accreted amount) of credit facility debt and $250 million aggregate principal amount of 8% senior notes for an amount, including a premium, of $273 million.

b)	Preliminary Purchase Price Allocation

We applied acquisition accounting to Bresnan and as such assets and liabilities of Bresnan were recorded at their estimated fair values. Preliminary purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information, and are subject to revision based on the final allocation of purchase price to the assets and liabilities of Bresnan. Franchises, customer relationships, goodwill, other noncurrent assets and long-term debt balances have been adjusted to reflect the preliminary purchase price allocation. Other non-current assets have been adjusted for the elimination of Bresnan's deferred financing fees of $18 million. Deferred income taxes have been eliminated as we have assumed no difference between the tax basis and book basis at consummation of the acquisition. Other long-term liabilities have been eliminated as they are assumed to have no fair value. No adjustments are reflected in the working capital balances of Bresnan as they are estimated to be at fair value.

Preliminary Purchase Price Allocation (in millions):

Property, plant and equipment	$514
Franchises	723
Customer relationships	249
Goodwill	205
Other noncurrent assets	5
Current assets	34
Current liabilities	(49)
Long-term debt	(985)
$696

c)	Equity Adjustment

Reflects the elimination of Bresnan's historical member's capital and $16 million of advisor fees and other expenses directly related to the acquisition. These charges are not reflected in the pro forma statement of operations.

d)	Revenues and Operating Expenses Adjustments

Revenues and operating expenses have been adjusted to reflect Charter's classifications.

e)	Depreciation and Amortization Expense Adjustments

We have decreased depreciation and amortization expense by $9 million for the six months ended June 30, 2013 as a result of adjusting the values and lives of property, plant and equipment and customer relationships based on the preliminary pro forma purchase price allocation. Depreciation and amortization expense for the year ended December 31, 2012 remained unchanged as a result of adjusting the values and lives of property, plant and equipment and customer relationships based on the preliminary pro forma purchase price allocation. The changes were estimated based on useful lives ranging from one to eleven years for property, plant and equipment and eight to eleven years for customer relationships. Customer relationships are amortized using an accelerated method to reflect the period over which the relationships are expected to generate cash flows. The pro forma adjustments are based on current estimates and may not reflect actual depreciation and amortization once the purchase price allocation is finalized and final determination of useful lives are made.

f)	Interest Expense Adjustments

For the six months ended June 30, 2013 and for the year ended December 31, 2012, we have reflected $3 million and $6 million, respectively, as reductions of interest expense representing i) the elimination of interest on Bresnan's senior notes and credit facility debt; iii) additional interest on the Term Loan; iv) additional interest on borrowings under the Charter Operating revolving credit facility; and v) related amortization of deferred financing fees.

g)	Income Tax Adjustments

Represents the elimination of Bresnan's income tax benefit and the reflection of $34 million and $41 million for the six months ended June 30, 2013 and for the year ended December 31, 2012, respectively, of income tax expense related to indefinite-lived intangibles that are amortized for tax purposes but not for book purposes and a reduction of partnership related basis step-ups as a result of additional borrowings to fund the acquisition. The calculation of income tax expense is based on the preliminary purchase price allocation and financing of the transaction both of which are subject to change.

Items Not Adjusted in the Unaudited Pro Forma Financial Information

Included in operating expenses in the above pro forma statements of operations for the six months ended June 30, 2013 and year ended December 31, 2012 is $5 million and $10 million, respectively, of property tax payments made to the Montana Department of Revenue which are currently being disputed by Bresnan in the Montana Supreme Court and $4 million and $8 million, respectively, of corporate overhead allocations from Bresnan's parent company. The pro forma statements of operations do not include any revenue or expense synergies or dis-synergies resulting from the acquisition nor an estimated $16 million of non-recurring costs directly attributable to the transaction.